                                                                 EXHIBIT 10.1(O)

                              CONTINUING GUARANTY
                              -------------------

THE UNDERSIGNED:

I.        Heerlen ABS Manufacturing B.V.,
          established at Heerlen, The Netherlands
          hereinafter referred to as: "Guarantor"

and

II.  a.   Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., established at
          Amsterdam, having its principle place of business in Utrecht, hereinafter referred to as: "Rabobank Nederland"

     b.   De Nationale Investeringsbank N.V.,
          established at Den Haag, the Netherlands, hereinafter referred to as: DNIB,

          Rabobank Nederland and DNIB hereinafter jointly as well as severally also referred to as: the Banks

WHEREAS:

- - -    Rabobank Nederland will grant to Heerlen ABS Manufac-turing C.V., a commanditaire vennootschap established under the laws of the Netherlands, having its registered address at Schouwburgplein 30-34 Rotterdam, the Netherlands and having its offices at 1209 Orange Street, 19801 Wilmington, Delaware (the "Borrower") an overdraft facility up to a maximum amount of NLG 14,400,000.-- (fourteen million four hundred thousand Netherlands Guilders); and

- - -    Rabobank Nederland will grant to the Borrower a loan facility up to a maximum amount of NLG 23,000,000.-- (twenty three million Netherlands Guilders); and

- - -    DNIB will grant to the Borrower a loan facility up to a maximum amount of
     NLG 25,000,000.-- (twenty five million Netherlands Guilders);

     all such facilities, as they may hereafter be amended or otherwise modified from time to time, including any other present or future obligation of the Borrower towards the Banks, separately, as well as jointly, being referred to as the "Facilities";

- - -    It is -inter alia- a condition precedent for the availability of the
     Facilities that the Guarantor has executed and delivered this Guarantee ("Guarantee"), whereby the Guarantor irrevocably and unconditionally guarantees the due performance of all obligations by the Borrower under the Facilities.
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- - -    The Guarantor belongs to the same group of companies as the Borrower and has an interest in the availability of the Facilities to the Borrower.

NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make the Facilities available, the Guarantor hereby agrees as follows:

1. The Guarantor, as if it were itself the principal debtor, hereby unconditionally and irrevocably guarantees and promises to pay to the Banks, on first demand and without further proof of indebtedness by the Banks, in the same currency, any and all outstanding indebtedness of Borrower under the respective terms and conditions of the Facilities or as they may be modified or amended from time to time, as such indebtedness becomes due and payable thereunder.
     The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, interest, costs or other charges, debts, obligations and liabilities of Borrower, heretofore, now, or hereafter made, direct, incurred or created, whether voluntary or involuntary and however arising, now or at any time in the future, and whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.
     The accounts of the Banks shall be prima facie evidence of any amount which the Borrower may owe to the Banks pursuant to the Facilities.

2. This is a continuing guaranty relating to any indebted-ness under the Facilities, including that arising under successive transactions which shall either continue or succeed the indebtedness or from time to time renew it after it has been satisfied.

3. The obligations hereunder are independent of the obligations of Borrower and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against the Borrower or whether Borrower be joined in any such action or actions, it being understood that the Banks may collect on the same obligation only once.

4. (1) The Guarantor hereby waives all rights, pleas, privileges and benefits of any statute of limitations affecting its liability hereunder or the enforcement hereof.

     (2)  The Guarantor waives any right to require Banks to
          a.   proceed against Borrower;
          b.   proceed against or exhaust any security held from Borrower;
          c.   pursue any other remedy in Banks's power whatsoever.
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                                      3

     (3) The Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower (other than by reason of payment).
          As long as any indebtedness exists, the Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Banks now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in any security now or hereafter held by Banks.

     (4) The Guarantor waives all presentments, demands for performance, notices of nonperformances, protests, notices of protest, notices of dishonour, and notices of acceptance of this Guarantee and of the existence, creation, or incurrence of new or additional indebtedness.

     (5) The Guarantor agrees that its obligations hereunder shall be binding and remain in force and effect, irrespective of the validity, regularity and enforceability of the Facilities, the absence of any action to enforce the same, the recovery of any judgement against Borrower or any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defence to the Guarantor.

5. The Guarantor agrees that each of the Banks may, without notice or demand and without affecting its liability hereunder, agree with the Borrower from time to time to:
     a. renew, compromise, extend, accelerate or otherwise change the time of payment of the indebtedness, including increase or decrease of the rate of the interest thereon;
     b. take and hold security for the payment of the indebtedness guaranteed, and exchange, enforce, waive and release any such security;
     c. apply such security and direct the order or manner of sale thereof as Banks in their discretion may determine.

6. All payments made hereunder shall be made free, without set-off, and clear of, and without deduction for or on account of any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter applicable.
     In the event that the Guarantor is prohibited by law from making such payments free of such deductions or withholdings, the Guarantor shall pay such additional amounts to the Banks as may be necessary in order that the actual amount received by the Banks after all deductions or
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                                      4

     withholdings (and after payment of such additional amounts) shall equal the amount that would have been received by the Banks if no deduction or withholding were required.

7.   Guarantor represents and warrants that:

     (1) It is a corporation duly organized and validly existing under the laws of the Netherlands and has full power to issue this Guarantee and it has all requisite corporate power to issue this Guarantee and to perform its obligations hereunder. The issuance of this Guarantee by the Guarantor and performance of its obligations hereunder have been authorised by appropriate corporate action.
          The execution, delivery and performance of this Guarantee do not and will not violate or contravene any provision of law, will not conflict with the articles of incorporation or by-laws or other corporate documents, if any, of the Guarantor and do not and will not conflict with or result in the breach of any provision of any agreement to which the Guarantor or any of its subsidiaries is a party.

     (2) Its obligations hereunder constitute direct and general obligations, legally valid and binding and enforceable against the Guarantor according to its terms which, now and at any time in the future, shall at least rank pari passu with all other unsubordinated obligations of the Guarantor, present and future.

8. This Guarantee shall remain in force and not be discharged until all amounts due under the Facilities have been paid in full in accordance with respective terms and conditions thereof.

9. Each of the Banks shall have the right to set-off or to apply amounts on deposit or account with it or any of its affiliates in reduction of amounts due hereunder, regardless of the currency of such amounts. The Guarantor hereby authorizes the Banks in the name of the Guarantor to perform all such acts and to execute all such documents and instruments as may be necessary or expedient to effect any such set-off or application.

10. All notices, requests, demands or other communications to or upon Guarantor shall be deemed to have been duly given when sent by Banks to the following address:

     Heerlen ABS Manufacturing B.V.
     Postbus 1637
     6201 BP  Maastricht
     (All communications copy by telefax to faxno. 043-821599)
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                                      5

11. This Guarantee and the interpretation thereof shall be governed by and construed in accordance with the laws of the Netherlands and any suit, action or proceeding against Guarantor with respect to this Guarantee may be brought in the courts of the Netherlands or such other courts as the Banks may select.

12. For the purpose of this Guarantee, also in respect of juridical execution, the parties hereto choose domicile, as far as the Banks are concerned at Utrecht, 18 Croeselaan, The Netherlands and as far as the Guarantor is concerned at the address set forth in article 10.

IN WITNESS WHEREOF the parties hereto, acting through their duly authorized representatives, have executed this Guarantee.



I.   HEERLEN ABS MANUFACTURING B.V.


     /s/ W. Schnorenberg
     ------------------------------

     date: 12 April, 1994



II.  COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.


     /s/ K. Wever
     ------------------------------


     date: 12 April, 1994


     DE NATIONALE INVESTERINGSBANK N.V.


     /s/ E. Ven Der Berg                /s/ A. Waaijen
     ------------------------------     ------------------------------

     date: 15 April, 1994